Exhibit 10.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, GENERALLY ACCEPTABLE IN FORM AND SUBSTANCE, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(b) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(b) HEREOF.

SENIOR SECURED CONVERTIBLE NOTE

September 10, 2007	$500,000.00

FOR VALUE RECEIVED, GULF WESTERN PETROLEUM CORPORATION, a Nevada corporation (the “Company”), hereby promises to pay to the order of NCIM Limited and its permitted assigns (collectively, the “Holder”) the principal amount of Five Hundred Thousand Dollars and No/100 ($500,000.00) when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest (“Interest”) on the unpaid principal balance hereof on each Interest Payment Date (as defined in Section 2) and upon maturity, or earlier upon conversion, acceleration or prepayment pursuant to the terms hereof, at the Interest Rate (as defined in Section 2).  Interest on this Note payable on each Interest Payment Date (provided that, on the first Interest Payment Date, interest that has accrued from the date of this Note that has not been paid shall be paid on the first Interest Payment Date) and upon maturity, or earlier upon conversion, acceleration or prepayment pursuant to the terms hereof, shall accrue from the Issuance Date (as defined in Section 2) until paid and shall be computed on the basis of a 365-day year and actual days elapsed.

(1)           Payments of Principal and Interest.  All payments under this Note (to the extent such principal is not converted into Shares (as defined in Section 2), in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  Interest on the Principal shall be paid monthly in arrears on each Interest Payment Date (as defined in Section 2).  The Company may make payments of Principal of this Note prior to the Maturity Date (as defined in Section 2) at any time and from time to time after the six-month anniversary of the Closing Date with a prepayment premium in an amount equal to 2.50% of the Principal being prepaid.  Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day (as defined in Section 2), the same shall instead be due on the next succeeding day that is a Business Day.  This Note and all notes issued in exchange or substitution therefor or replacement thereof are collectively referred to in this Note as the “Note.”

(2)           Certain Defined Terms.  Each capitalized term used in this Note, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated as of even date herewith, pursuant to which this Note was originally issued (as such agreement may be amended, restated, supplemented or modified from time to time as provided therein, the “Securities Purchase Agreement”).  For purposes of this Note, the following terms shall have the following meanings:

(a)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b)           “Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

(c)           “Cash and Cash Equivalents” means (I) cash, (II) certificates of deposit or time deposits, having in each case a tenor of not more than six months, issued by any United States commercial bank or any branch or agency of a non-United States bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000, and (III) money market funds, provided that substantially all of the assets of such funds consist of securities of the type described in clauses (I) or (II) immediately above, all as determined in accordance with GAAP applied on a consistent basis.

(d)           “Change of Control” means (i) the consolidation, merger or other business combination of the Company with or into another Person, (ii) the sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Subsidiaries in the aggregate), or (iii) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

(e)           “Collateral Agent” shall have the meaning ascribed to such term in the Security Agreement.

(f)           “Common Stock” means (A) the Company’s common stock, $0.001 par value per share, and (B) any capital stock resulting from a reclassification of such common stock.

(g)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h)           “Conversion Amount” means the sum of (1) the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made and (2) the Interest Amount with respect to the amount referred to in the immediately preceding clause (1).

(i)           “Conversion Price” means $0.39, subject to adjustment in accordance with Section 4(e).

(j)           “Current Market Price” means the higher of the five day arithmetic average of the share price at closing and the thirty day arithmetic average of the price at closing as found on the Bloomberg screen for Gulf Western under “Gulf US EQUITY HP.”

(k)           “Current Report” means a current report on Form 8-K under the 1934 Act.

(l)           “Dollars” or “$” means United States Dollars.

(m)           [Intentionally Omitted]

(n)            “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its Subsidiaries, or any of their respective properties, assets or undertakings.

(o)           “Indebtedness” means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (i) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (ii) on terms that require full payment within 90 days, and (iii) not unpaid in excess of 120 days from the receipt of invoice or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all Capital Lease Obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(p)           [Intentionally Omitted]

(q)           “Interest Amount” means as of any date, with respect to any Principal, all accrued and unpaid Interest on such Principal through and including such date.

(r)           “Interest Payment Date” means the tenth day of each calendar month, beginning with March 10, 2008 through and including the Maturity Date; provided that if any such day is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

(s)           “Interest Rate” means a fixed interest rate equal to 15% per annum.

(t)           “Irrevocable Transfer Agent Instructions” means the irrevocable transfer agent instructions issued by the Company pursuant to the Securities Purchase Agreement.

(u)           “Issuance Date” means the original date of issuance of this Note pursuant to the Securities Purchase Agreement, regardless of any exchange or replacement hereof.

(v)           “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

(w)          “Maturity Date” means September 10, 2008, unless such date is not a Business Day, in which case “Maturity Date” shall mean the first Business Day following September 10, 2008.

(x)           “1934 Act” means the Securities Exchange Act of 1934, as amended.

(y)           “Original Principal Amount” means Five Hundred Thousand Dollars and No/100 ($500,000.00).

(z)           “Periodic Report” means a quarterly report on Form 10-Q (or Form 10-QSB), or an annual report on Form 10-K (or Form 10-KSB) under the 1934 Act.

(aa)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(bb)           “Principal” means the outstanding principal amount of this Note as of any date.

(cc)           “Principal Market” means, with respect to the Common Stock or any other security, the principal securities exchange or trading market for the Common Stock or such other security.

(dd)            “Registration Rights Agreement” means the Registration Rights Agreement among the parties to the Securities Purchase Agreement, entered into in connection therewith.

(ee)           “SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.

(ff)           “Security Documents” means the Security Agreement and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, its Subsidiaries or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the Securities Purchase Agreement, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of the Holder, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

(gg)           “Shares” means shares of Common Stock.

(hh)           “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

(ii)           “Trading Day” means any day on which the Common Stock is traded on its Principal Market; provided that “Trading Day” shall not include any day on which the Principal Market is open for trading for less than 4.5 hours.

(jj)           “Transaction Documents” means the Securities Purchase Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Note, the Warrant, the Security Agreement, the Mortgages, the Guaranty, the Pledge Agreements and each of the other agreements or instruments to which the Company is a party or by which it is bound and which is entered into by the parties to the Securities Purchase Agreement in connection with the transactions contemplated hereby and thereby.

(kk)           “U.S.” means the United States of America.

(ll)           “Warrant” means the warrant issued by the Company pursuant to the Securities Purchase Agreement and all warrants issued in exchange or substitution therefor or replacement thereof.

(mm)       “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 8:30 a.m. Houston time (or such other time as its Principal Market publicly announces is the official open of trading) and ending at 3:00 p.m. Houston time (or such other time as its Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 8:30 a.m. Houston time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 3:00 p.m. Houston time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

(3)           Principal Payment.

(a)           Redemption. Subject to the application of the amount of a Company Alternative Redemption pursuant to the Section 6(a) or a Mandatory Compliance Redemption pursuant to Section 7, the Company shall repay the Principal in a single installment on the Maturity Date. Notwithstanding anything to the contrary in this Section 3, but subject to Section 4(f), the Principal (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 4.  In the event the Holder delivers a Conversion Notice to the Company, the Conversion Amount specified in such Conversion Notice shall be deducted (1) first, from any Mandatory Compliance Redemption Amount which is the subject of a Mandatory Compliance Notice but which has not yet been redeemed, then (2) second, from any Redemption Amount which is the subject of a Company Alternative Redemption Notice but which has not yet been redeemed, and then (3) third, from the Principal.  If any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date to the Holder, by wire transfer of immediately available funds, of an amount equal to 100% of such Principal.

(b)           Surrender of Note.  Notwithstanding anything to the contrary set forth in this Note, upon any prepayment of this Note in accordance with its terms, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being repaid and the related Interest Amount and all other obligations payable under this Note have been paid in full.  The Holder and the Company shall maintain records showing the Principal repaid and the date(s) of such repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such repayment.  In the event of any dispute or discrepancy, such records of the Holder establishing the Principal to which the Holder is entitled shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following partial repayment of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(4)           Conversion of this Note.  This Note shall be converted into Shares on the terms and conditions set forth in this Section 4.

(a)           Conversion at Option of the Holder.  Subject to the provisions of Section 4(f), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any part of the Principal (and the Interest Amount relating thereto) into fully paid and nonassessable Shares in accordance with this Section 4, at the Conversion Rate (as defined in Section 4(b)).  The Company shall not issue any fraction of a Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up to the nearest whole number.  If any Principal remains outstanding on the Maturity Date, then all such Principal (and the Interest Amount relating thereto) shall be redeemed as of such date in accordance with Section 4(c)(vii).

(b)           Conversion Rate.  The number of Shares issuable upon a conversion of any portion of this Note pursuant to Section 4 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

(c)           Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner:

(i)           Holder’s Delivery Requirements.  To convert a Conversion Amount into Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m. Houston time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company (attention:  Chief Financial Officer), and (B) if required by Section 4(c)(vii), surrender to a common carrier for delivery to the Company, no later than three Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking reasonably acceptable to the Company with respect to this Note in the case of its loss, theft or destruction).

(ii)           Company’s Response.  Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the fifth Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (the “Share Delivery Date”) (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder (or its designee or custodian) is eligible to receive Shares through DTC, credit such aggregate number of Shares to which the Holder shall be entitled to the Holder’s or its designee’s or custodian’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Shares to which the Holder shall be entitled.  If this Note is submitted for conversion, as may be required by Section 4(c)(vii), and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note.

(iii)           Dispute Resolution.  In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the Shares representing the number of Shares that is not disputed and shall transmit an explanation of the disputed arithmetic calculations to the Holder via facsimile within five Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination.  If the Holder and the Company are unable to agree upon the arithmetic calculation of the Conversion Rate within three Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then either the Company or the Holder shall promptly (and in any event within three Business Days) submit via facsimile the disputed arithmetic calculation of the Conversion Rate to an indepdent, reputable investment banking firm acceptable to the Company and the Holder.  The Company shall direct such firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed calculations.  Such firm’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(iv)           Record Holder.  The person or persons entitled to receive the Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date.

(v)           Company’s Failure to Timely Convert.

(A)           Cash Damages.  If within five Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Shares to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 4(c)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof or at law or in equity), the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to 0.5% of the sum of (a) the product of (I) the number of Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”), and (b) in the event the Company has failed to deliver a Note to the Holder on or prior to the Note Delivery Date, the product of (y) the number of Shares issuable upon conversion of the Principal represented by the Note as of the Note Delivery Date and (z) the Weighted Average Price of the Common Stock on the Note Delivery Date; provided that in no event shall cash damages accrue pursuant to this Section 4(c)(v)(A) with respect to the Share Product Amount during the period, if any, in which the arithmetic calculation of the Conversion Rate is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 4(c)(iii), provided that the Shares are delivered to the Holder within one Business Day of the resolution of such bona fide dispute.  Alternatively, subject to Section 4(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof or at law or in equity)), 110% of the amount by which (A) the Holder’s total purchase price for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion.  If the Company fails to pay the additional damages set forth in this Section 4(c)(v)(A) within five Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price.

(B)           Void Conversion Notice.  If for any reason the Holder (or its designee or custodian) has not received all of the Shares prior to the tenth Business Day after the Share Delivery Date with respect to a conversion of this Note, other than due to the pendency of a dispute being resolved in accordance with Section 4(c)(iii) (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice.

(vi)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted.  The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or redemption.  In the event of any dispute or discrepancy, such records of the Company establishing the Principal to which the Holder is entitled shall be controlling and determinative in the absence of demonstrable error.  Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d)           [Intentionally Omitted].

(e)           Adjustments to Conversion Price.  The Conversion Price shall be subject to adjustment (“Antidilution Adjustment”) as follows:

(i)           Declaration of Dividend in Common Stock or Free Distribution or Bonus Issue of Common Stock.

(A)           If the Company shall declare a dividend in Common Stock or make a free distribution or bonus issue of Common Stock which is treated as a capitalization issue for accounting purposes (including but not limited to capitalization of capital reserves) then the Conversion Price in effect on the date when such dividend and/or distribution is declared (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive such dividend and/or distribution, on such record date) shall be adjusted in accordance with the following formula:

NCP = OCP x [N/(N + n)]

where:

NCP = the Conversion Price after such adjustment.

OCP = the Conversion Price before such adjustment.

N = the number of Common Stock outstanding (having regard in this case and in each subsection mentioned below to subsection (xiv) below) at the time of declaration of such dividend and/or distribution (or at the close of business in New York City on such record date as the case may be).

n = the number of Common Stock to be distributed to the shareholders as a dividend and/or free distribution.

(B)           An adjustment made pursuant to this subsection (i) shall become effective on the record date for determination of shareholders entitled to receive such dividend and/or distribution; provided that in the case of a dividend in Common Stock or capitalization of reserves which must, under applicable law of the United States, be submitted for approval to a meeting of shareholders of the Company or to competent regulatory authority before being legally paid or made, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such dividend and/or distribution, such adjustment shall, immediately upon such approval being given by such meeting or such authority, become effective retroactively to immediately after such record date.

(C)           If the Company shall declare a dividend in, or make a free distribution or bonus issue of, Common Stock which dividend, issue or distribution is to be paid or made to shareholders as of a record date that is also:

(1)           the record date for the issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to subsection (iii), (iv) or (v) below;

(2)           the day immediately before the date of issue of any securities convertible into or exchangeable for Common Stock that requires an adjustment of the Conversion Price pursuant to subsection (vii) below;

(3)           the day immediately before the date of issue of any Common Stock that requires an adjustment of the Conversion Price pursuant to subsection (viii) below;

(4)           the day immediately before the date of issue of any rights, options or warrants that requires an adjustment of the Conversion Price pursuant to subsection (ix) below; or

(5)           determined by the Company to be the relevant date for an event or circumstance that requires an adjustment to the Conversion Price pursuant to subsection (x) below,

then no adjustment of the Conversion Price in respect of such dividend, bonus issue or free distribution shall be made under this subsection (i), but in lieu thereof an adjustment shall be made under subsection (iii), (iv), (v), (vi), (vii), (viii) or (ix) below (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Common Stock to be issued pursuant to such dividend, bonus issue or free distribution and, in the case of such dividend, including in the numerator of the fraction described therein the number of Common Stock which the aggregate par value of Common Stock to be so distributed would purchase at the Current Market Price per Common Stock.

(ii)           Sub-division, Consolidation and Reclassification of Common Stock.

(A)           If the Company shall (1) sub-divide its outstanding Common Stock, (2) consolidate its outstanding Common Stock into a smaller number of Common Stock, or (3) re-classify any of its Common Stock into other securities of the Company, then the Conversion Price shall be appropriately adjusted so that the Holder on the Conversion Date which occurs after the coming into effect of the adjustment described in this clause (A) shall be entitled to receive the number of Common Stock and/or other securities of the Company which it would have held or have been entitled to receive after the happening of any of the events described above had the Note been converted immediately prior to the happening of such event (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive any such securities issued upon any such sub-division, consolidation or re-classification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or any time thereafter.

(B)           An adjustment made pursuant to clause (A) above shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date.

(iii)           Issue of Securities Convertible into or Exchangeable for Common Stock.

(A)           If the Company shall issue securities convertible into or exchangeable for Common Stock at a consideration per Common Stock receivable by the Company (determined as provided in subsection (xii) below) which is fixed:

(1)           on or prior to the record date mentioned below and is less than the Current Market Price per Common Stock on such record date; or

(2)           after the record date mentioned below and is less than the Current Market Price per share on the date the Company fixes the said consideration,

then the Conversion Price in effect (in a case within (1) above) on the record date for the determination of shareholders entitled to receive such rights or (in a case within (2) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x [(N+v)/(N+n)]

where:

NCP and OCP have the meanings ascribed thereto in subsection (i) above (which may be further adjusted pursuant to the provisions of subsection (ii) above).

N = the number of Common Stock outstanding (having regard to subsection (xiii) below) at the close of business in New York, New York (in a case within (1) above) on such record date or (in a case within (2) above) on the date the Company fixes the said consideration.

n = the number of Common Stock to be initially issued upon conversion or exchange of such convertible or exchangeable securities at the said consideration.

v = the number of Common Stock which the aggregate consideration receivable by the Company determined as provided in subsection (xii) below would purchase at such Current Market Price per Common Stock specified in (1) or, as the case may be, (2) above.

(B)           Subject as provided below, such adjustment shall become effective immediately after the date the consideration for such Common Stock is received in full or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above.

(iv)           Issue of Options, Rights or Warrants.

(A)           If the Company shall issue options, rights or warrants entitling holders of Common Stock to subscribe for or purchase Common Stock at a consideration per Common Stock receivable by the Company (determined as provided in subsection (xii) below) which is fixed:

(1)           on or prior to the record date for the determination of shareholders entitled to receive such warrants or options and is less than the Current Market Price per Common Stock at such record date; or

(2)           after the record date mentioned above and is less than the Current Market Price per Common Stock on the date the Company fixes the said consideration,

then the Conversion Price in effect (in a case within (1) above) on the record date for the determination of shareholders entitled to receive such warrants or options or (in a case within (2) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x [(N+v)/(N+n)]

where:

NCP and OCP have the meanings ascribed thereto in subsection (i) above (which may be further adjusted pursuant to the provisions of subsection (ii) above).

N = the number of Common Stock outstanding (having regard to subsection (xiii) below) at the close of business in New York, New York (in a case within (1) above) on such record date or (in a case within (2) above) on the date the Company fixes the said consideration.

n = the number of Common Stock initially to be issued upon exercise of such warrants or options at the said consideration where no applications by shareholders entitled to such warrants or options are required.  Where applications by shareholders entitled to such warrants or options are required, n = the number of such Common Stock that equals (A) the number of warrants or options which underwriters have agreed to underwrite as referred to below or, as the case may be, (B) the number of warrants or options for which applications are received from shareholders as referred to below save to the extent already adjusted for under (A).

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (xii) below) would purchase at such Current Market Price per Common Stock specified in (1) or, as the case may be, (2) above.

(B)           Subject as provided below, such adjustment shall become effective (A) where no applications for such warrants or options are required from shareholders entitled to the same, upon their issue and (B) where applications by shareholders entitled to the same are required as aforesaid, immediately after the latest date for the submission of such applications or (if later) immediately after the Company fixes the said consideration, but in all cases retroactively to immediately after the record date mentioned above.

(C)           If, in connection with a grant, issue or offer to the holders of Common Stock of warrants or options entitling them to subscribe for or purchase Common Stock where applications by shareholders entitled to the same are required, any warrants or options which are not subscribed for or purchased by the shareholders entitled thereto are agreed to be underwritten by others prior to the latest date for the submission of applications for such warrants or options, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above. If, in connection with a grant, issue or offer to the holders of Common Stock of warrants or options entitling them to subscribe for or purchase Common Stock where applications by shareholders entitled to the same are required, any warrants or options which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the shareholders entitled thereto (or persons to whom shareholders have transferred the right to purchase such warrants) who have submitted applications for such warrants as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

(v)           Issues of Options, Rights or Warrants for Equity-Related Securities.

(A)           If the Company shall grant, issue or offer rights, options or warrants entitling holders of Common Stock to subscribe for or purchase any securities convertible into or exchangeable for Common Stock at a consideration per Common Stock receivable by the Company (determined as provided in subsection xii) below) which is fixed:

(1)           on or prior to the record date mentioned below and is less than the Current Market Price per Common Stock at such record date; or

(2)           after the record date mentioned below and is less than the Current Market Price per Common Stock on the date the Company fixes the said consideration,

then the Conversion Price in effect (in a case within (1) above) on the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (2) above) on the date the Company fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x [(N+v)/(N+n)]

where:

NCP and OCP have the meanings ascribed thereto in subsection (i) above (which may be further adjusted pursuant to the provisions of subsection (ii) above).

N = the number of Common Stock outstanding (having regard to subsection (xiii) below) at the close of business in New York, New York (in a case within (1) above) on such record date or (in a case within (2) above) on the date the Company fixes the said consideration.

n = the number of Common Stock initially to be issued upon exercise of such rights or warrants and conversion or exchange of such convertible or exchangeable securities at the said consideration which, in the case of rights, equals (A) the number of Common Stock initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities which the underwriters have agreed to underwrite as referred to below or, as the case may be, (B) the number of Common Stock initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities for which applications are received from shareholders as referred to below save to the extent already adjusted for under (A), and which, in the case of warrants where no applications by shareholders entitled to such warrants are required, equals such number of Common Stock initially to be issued upon such exercise and conversion or exchange.  Where applications by shareholders entitled to such warrants are required, n = the number of such Common Stock that equals (x) the number of warrants which underwriters have agreed to underwrite as referred to below or, as the case may be, (y) the number of warrants for which applications are received from shareholders as referred to below save to the extent already adjusted for under (x).

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (xii) below) would purchase at such Current Market Price per Common Stock specified in (1) or, as the case may be, (2) above.

(B)           Subject as provided below, such adjustment shall become effective (A) where no applications for such warrants are required from shareholders entitled to the same, upon their issue and (B) in the case of rights and where applications by shareholders entitled to the warrants are required as aforesaid, immediately after the latest date for the submission of applications or (if later) immediately after the Company fixes the said consideration, but in all cases retroactively to immediately after the record date mentioned above.

(C)           If, in connection with a grant, issue or offer to the holders of Common Stock of rights or of warrants entitling them to subscribe for or purchase securities convertible into or exchangeable for Common Stock where applications by shareholders entitled to the same are required, any convertible or exchangeable securities or warrants which are not subscribed for or purchased by the shareholders entitled thereto are agreed to be underwritten by others prior to the latest date for the submission of applications for such convertible or exchangeable securities or warrants, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Company fixes the said consideration but retroactively to immediately after the record date mentioned above. If, in connection with a grant, issue or offer to the holders of Common Stock of rights or of warrants entitling them to subscribe for or purchase securities convertible into or exchangeable for Common Stock where applications by shareholders entitled to the same are required, any convertible or exchangeable securities or warrants which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the shareholders entitled thereto (or persons to whom shareholders have transferred such rights or the right to purchase such warrants) who have submitted applications for such convertible or exchangeable securities or warrants as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

(vi)          Capital Distribution, Other Distributions to Common Stockholders.

(A)           If the Company shall make any capital distribution or the distribution to the holders of Common Stock of evidences of indebtedness of the Company or of shares of capital stock of the Company (other than Common Stock) or of assets (other than regular annual and interim dividends in cash not constituting a capital distribution) or of options, rights or warrants to subscribe for or purchase shares (other than Common Stock) or securities (other than those mentioned in (iii), (iv) or (v) above):

NCP = OCP x [(CMP-fmv)/CMP]

where:

NCP and OCP have the meanings ascribed thereto in subsection (i) above (which may be further adjusted pursuant to the provisions of subsection (ii) above).

CMP = the Current Market Price per Common Stock on the record date for the determination of shareholders entitled to receive such distribution.

fmv = the amount of such distribution or the fair market value (as determined by the Company and notified to the Holder or, if pursuant to applicable law of the United States such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the portion of the evidences of indebtedness, shares of capital stock, assets, rights or warrants so distributed applicable to one Common Stock, less any consideration payable for the same by the relevant stockholder.  In making a determination of the fair market value of any such evidences of indebtedness, shares of capital stock, assets, rights or warrants, the Company shall consult a leading independent securities company or bank or accounting firm selected by the Company and approved by the Holder (which approval shall not be unreasonably withheld, conditioned or delayed) and shall take fully into account the advice received from such company or bank or accounting firm.

(B)           Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such capital distribution or distribution, provided that (A) in the case of such a capital distribution or distribution which must, under applicable law of the United States, be submitted for approval to a meeting of shareholders of the Company or to competent regulatory authority before such capital distribution or distribution may legally be made and is so approved after the record date fixed for the determination of shareholders entitled to receive such capital distribution or distribution, such adjustment shall, immediately upon such approval being given by such meeting or such authority, become effective retroactively to immediately after such record date and (B) if the fair market value of the evidences of indebtedness, shares of capital stock, assets, rights or warrants so distributed cannot be determined until after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively to immediately after such record date.

(vii)         Issue of Convertible or Exchangeable Securities Generally.

(A)           If the Company shall issue any securities convertible into or exchangeable for Common Stock (other than the Note, or in any of the circumstances described in subsection (v) above and subsection (ix) below) and the consideration per Common Stock receivable by the Company (determined as provided in subsection (xii) below) shall be less than the Current Market Price per Common Stock on the date in the United States on which the Company fixes the said consideration (or, if the issue of such securities is subject to approval by a meeting of shareholders, on the date on which the board of directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of issue of such convertible or exchangeable securities shall be adjusted in accordance with the following formula:

NCP = OCP x [(N+v)/(N+n)]

where:

NCP and OCP have the meanings ascribed thereto in subsection (i) above (which may be further adjusted pursuant to the provisions of subsection (ii) above).

N = the number of Common Stock outstanding (having regard to subsection (xiii) below) at the close of business in New York, New York on the day immediately prior to the date of such issue.

n = the number of Common Stock initially to be issued upon conversion or exchange of such convertible or exchangeable securities at the initial conversion or exchange price or rate.

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (xii) below) would purchase at such Current Market Price per Common Stock.

(B)           Such adjustment shall become effective as of the calendar day in the United States corresponding to the calendar day at the place of issue on which such convertible or exchangeable securities are issued.

(viii)    Other Issues of Common Stock.

(A)           If the Company shall issue any Common Stock (other than Common Stock issued upon conversion or exchange of any convertible or exchangeable securities (including the Note) issued by the Company or upon exercise of any rights or warrants granted, offered or issued by the Company or in any of the circumstances described in subsection (i), (ii) or (iii) above or issued to shareholders of any company which merges with the Company in proportion to their shareholdings in such company immediately prior to such merger, upon such merger) for a consideration per Common Stock receivable by the Company (determined as provided in subsection (xii) below) less than the Current Market Price per Common Stock on the date in the United States on which the Company fixes the said consideration (or, if the issue of such Common Stock is subject to approval by a meeting of shareholders, on the date on which the Board of Directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the issue of such additional Common Stock shall be adjusted in accordance with the following formula:

NCP =OCP x [(N+v)/(N+n)]

where:

NCP and OCP have the meanings ascribed thereto in subsection (i) above (which may be further adjusted pursuant to the provisions of subsection (ii) above).

N = the number of Common Stock outstanding (having regard to subsection (xiii) below) at the close of business in New York, New York on the day immediately prior to the date of such issue.

n = the number of additional Common Stock issued as aforesaid.

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (xii) below) would purchase at such Current Market Price per Common Stock.

(B)           Such adjustment shall become effective as of the calendar day in the United States corresponding to the calendar day at the place of issue on which such additional Common Stock are issued.

(ix)           Issue of Equity Related Securities.

(A)           If the Company shall grant, issue or offer options, rights or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock and the consideration per Common Stock receivable by the Company (determined as provided in subsection (xii) below) shall be less than the Current Market Price per Common Stock on the date in the United States on which the Company fixes the said consideration (or, if the offer, grant or issue of such rights, options or warrants is subject to approval by a meeting of shareholders, on the date on which the board of directors of the Company fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of the offer, grant or issue of such options, rights or warrants shall be adjusted in accordance with the following formula:

NCP = OCP x [(N+v)/(N+n)]

where:

NCP and OCP have the meanings ascribed thereto in subsection (i) above (which may be further adjusted pursuant to the provisions of subsection (ii) above).

N = the number of Common Stock outstanding (having regard to subsection (xiii) below) at the close of business in New York, New York on the day immediately prior to the date of such issue.

n = the number of Common Stock initially to be issued on exercise of such options, rights or warrants and (if applicable) conversion or exchange of such convertible or exchangeable securities.

v = the number of Common Stock which the aggregate consideration receivable by the Company (determined as provided in subsection (xii) below) would purchase at such Current Market Price per Common Stock.

(B)           Such adjustment shall become effective as of the calendar day in the United States corresponding to the calendar day at the place of issue on which such rights or warrants are issued.

(x)           Analogous Events.

If the Company determines that any other event or circumstance has occurred which has or would have an effect on the position of the Holder compared with the position of the holders of all the securities (and options and rights relating thereto) of the Company, taken as a class which is analogous to any of the events referred to in subsections (i) through (ix), then, in any such case, the Company will notify the Holder in writing thereof as soon as practicable and the Company will consult with a leading independent securities company or commercial bank or accounting firm selected by the Company as to what adjustment, if any, should be made to the Conversion Price to preserve the value of the Conversion Right of the Holder and will make any such adjustment.

(xi)           Simultaneous Issues of Different Classes of Common Stock.

In the event of simultaneous issues of two or more classes of share capital comprising Common Stock or rights or warrants in respect of, or securities convertible into or exchangeable for, two or more classes of share capital comprising Common Stock, then, for the purposes of this Section 4(e), the formula:

NCP = OCP x [(N+v)/(N+n)] shall be restated as NCP = OCP x [(N+v1+v2+v3)/(N+n1+n2+n3)]

Where:

v1 and n1 shall have the same meanings as “v” and “n” but by reference to one class of Common Stock.

v2 and n2 shall have the same meanings as “v” and “n” but by reference to a second class of Common Stock.

v3 and n3 shall have the same meanings as “v” and “n” but by reference to a third class of Common Stock and so on.

(xii)          Consideration Receivable by the Company.

For the purposes of any calculation of the consideration receivable by the Company pursuant to this Section 4(e), the following provisions shall be applicable:

(A)           in the case of an issue of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(B)           in the case of an issue of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Company (and in making such determination the Company will consult a leading independent securities company or bank or accounting firm selected by the Company and approved by (which approval shall not be unreasonably withheld, conditioned or delayed) the Holder and will take fully into account the advice received from such company or bank or accounting firm) or, if pursuant to applicable law of the United States or any state thereof, such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

(C)           in the case of an issue (whether initially or upon the exercise of rights or warrants) of securities convertible into or exchangeable for Common Stock, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for such securities and (if applicable) rights or warrants plus the additional consideration, if any, to be received by the Company upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in paragraphs (A) and (B) above) and the consideration per Common Stock receivable by the Company shall be such aggregate consideration divided by the number of Common Stock to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price;

(D)           in the case of an issue of rights or warrants to subscribe for or purchase Common Stock, the aggregate consideration receivable by the Company shall be deemed to be the consideration received by the Company for any such rights or warrants plus the additional consideration to be received by the Company upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in paragraphs (A) and (B) above) and the consideration per Common Stock receivable by the Company shall be such aggregate consideration divided by the number of Common Stock to be issued upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price;

(E)           if any of the consideration referred to in any of the preceding paragraphs of this subsection (xii) is receivable in a currency other than US Dollars, such consideration shall, in any case where there is a fixed rate of exchange between the US Dollar and the relevant currency for the purposes of the issue of the Common Stock, the conversion or exchange of such securities or the exercise of such rights or warrants, be translated into US Dollars for the purposes of this subsection (xii) at such fixed rate of exchange and shall, in all other cases, be translated into US Dollars at the mean of the exchange rate quotations by a leading bank in the United States for buying and selling spot units of the relevant currency by telegraphic transfer against US Dollars on the date as of which the said consideration is required to be calculated as aforesaid;

(F)           in the case of the issue of Common Stock to employees under any employee bonus or profit sharing arrangements where the Common Stock are credited as fully paid out of retained earnings at their par value and the Company would otherwise have been required to pay to those employees the cash equivalent of the aggregate par value of the number of Common Stock so issued had such Common Stock not been so issued, the aggregate consideration receivable per Common Stock by the Company shall be deemed to be the par value of such issued Common Stock; and

(G)           in the case of the issue of Common Stock credited as fully paid out of retained earnings or capitalization or reserves at their par value, the aggregate consideration receivable by the Company shall be deemed to be zero (and accordingly the number of Common Stock which such aggregate consideration receivable by the Company could purchase at the relevant Current Market Price per Common Stock shall also be deemed to be zero).

(xiii)    Cumulative Adjustments.

If, at the time of computing an adjustment (the “later adjustment”) of the Conversion Price pursuant to any of subsections (iii), (iv) and (v) above, the Conversion Price already incorporates an adjustment (the “earlier adjustment”) made (or taken or to be taken into account pursuant to the proviso to subsection (xiv) below) to reflect an issue of Common Stock or of securities convertible into or exchangeable for Common Stock or of rights or warrants to subscribe for or purchase Common Stock or securities, to the extent that the number of such Common Stock or securities taken into account for the purposes of calculating the earlier adjustment exceeds the number of such Common Stock in issue at the time relevant for ascertaining the number of outstanding Common Stock for the purposes of computing the later adjustment, such excess Common Stock shall be deemed to be outstanding for the purposes of making such computation.

(xiv)    Reference to “fix”.

Any reference herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

(xv)    Fractions.

All fractions used in relation to the calculation of any adjustment of the Conversion Price set forth in this Section 4(e) shall be calculated to six decimal places; provided that, where there are two such nearest decimal points the fraction shall be rounded upwards to the higher decimal point.

(f)           Exempted Issuances.  Notwithstanding any other provision of Section 4(e), no adjustment shall be made pursuant to Section 4(e) for Exempted Issuances.  “Exempted Issuances” means (I) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any option, obligation or security outstanding on the date prior to the Warrant Date and set forth in Schedule 3.3 to the Securities Purchase Agreement, provided that the terms of such option, obligation or security are not amended or otherwise modified on or after the date of the Securities Purchase Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares of Common Stock issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Securities Purchase Agreement; and (II) shares of Common Stock issued or deemed to be issued by the Company upon exercise of the Warrants or upon conversion of the Notes.

(g)           Notices.  Promptly upon, but in no event later than two Business Days after, any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment; provided, however, that neither the timing of giving any such notice, nor any failure by the Company to give such notice, shall effect any such adjustment on the effective date thereof.  The Company will give written notice to the Holder at least 10 Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 2), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  The Company will also give written notice to the Holder at least 10 Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(h)           Timing of Adjustments.  The adjustments required pursuant to Section 4(e) shall be made (i) no less than once per year (on the date of, or immediately after, the filing of the Company’s audited financial statements) and (ii) on each date on which the Note is converted.

(5)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.”  Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holder of this Note), to ensure that each holder of this Note will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise issuable upon such holder’s exercise of its conversion rights under this Note (without regard to any limitations on exercise), the kind and amount of shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock such holder would have received or become entitled to receive (upon its exercise of the conversion rights under this Note) as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of any such Note).

(6)           Company Alternative Redemption.

(a)           General.  At any time after the six-month anniversary of the Issuance Date, the Company shall have the right to redeem some or all of the Principal (a “Company Alternative Redemption”) by payment to the Holder of an amount in cash equal to the sum of (i) the outstanding Principal being redeemed pursuant to this Section 6, (ii) the Interest Amount with respect to such Principal as of the Company Alternative Redemption Date (as defined below) and 2.50% of such Principal (the “Company Alternative Redemption Price”); provided that the conditions of this Section 6(a) and Section 6(b) are satisfied (or waived in writing by the Holder).  The Company may exercise its right to Company Alternative Redemption by delivering to the Holder written notice (the “Company Alternative Redemption Notice”) at least 10 Trading Days prior to the date of consummation of such redemption (“Company Alternative Redemption Date”).  The date on which the Holder receives the Company Alternative Redemption Notice is referred to as the “Company Alternative Redemption Notice Date.”  The Company Alternative Redemption Notice shall state (i) the date selected by the Company for the Company Alternative Redemption Date in accordance with this Section 6(a) and (ii) the aggregate Principal that the Company has elected to redeem pursuant to this Section 6.  Any Company Alternative Redemption shall be applied to the Principal.

(b)           Mechanics of Company Alternative Redemption.  If the Company has exercised its right to Company Alternative Redemption in accordance with Section 6(a) and the conditions of this Section 6 are satisfied on the Company Alternative Redemption Date (or waived in writing by the Holder), then the Redemption Amount, if any, that remains outstanding on the Company Alternative Redemption Date shall be redeemed by the Company on such Company Alternative Redemption Date by the payment by the Company to the Holder on such Company Alternative Redemption Date, by wire transfer of immediately available funds, of an amount equal to the Company Alternative Redemption Price for the Redemption Amount.  Notwithstanding anything contained herein to the contrary, if the Holder delivers a Conversion Notice after a Company Alternative Redemption Notice Date, but prior to the Company Alternative Redemption Date, then the Conversion Amount specified in such Conversion Notice shall be deducted (1) first, from the Redemption Amount, and then (2) second, from the Principal.  In the event that all of the Redemption Amount is converted prior to the Company Alternative Redemption Date, then the Company Alternative Redemption Notice shall be of no further effect.

(7)           Reservation of Shares.

(a)           Reservation.  The Company shall, so long as this Note is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of Shares as shall from time to time be sufficient to effect the conversion of all of the principal amount then outstanding under this Note (together with accrued and unpaid Interest thereon)(the “Required Reserve Amount”).

(b)           Insufficient Authorized Shares.  If at any time while the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved Shares to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of Shares equal to the Required Reserve Amount, then the Company shall within a reasonable time take all action necessary to increase the Company’s authorized Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note then outstanding.

(8)           Voting Rights.  The Holder shall have no voting rights with respect to the Shares underlying the Note, except as required by law.

(9)           Defaults and Remedies.

(a)           Events of Default.  An “Event of Default” shall mean any of:

(i)           default in payment of any Principal under this Note or any other Note when and as due;

(ii)           default in payment of any Interest or other amount due on this Note or any other Note that is not included in an amount described in the immediately preceding clause (i) that is not cured within five (5) Business Days from the date such Interest or other amount was due;

(iii)           failure by the Company for thirty (30) days to comply with any other provision of this Note in all material respects;

(iv)           any default in payment under any Indebtedness (other than as specified in clause (ii) of this Section 9) with a principal balance of at least $250,000, individually or in the aggregate, or acceleration prior to maturity of, or any event or circumstances arising such that, any Person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness with a principal balance of at least $250,000 by the Company or any of its Subsidiaries, or for Indebtedness with a principal balance of at least $250,000 which is guaranteed by the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists or shall be created hereafter;

(v)           the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined below) (A) commences a voluntary case or applies for a receiving order; (B) consents to the entry of an order for relief against it in an involuntary case or consents to any involuntary application for a receiving order; (C) consents to the appointment of a Custodian of it or any of its Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due;

(vi)           an involuntary case or other proceeding is commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of sixty (60) days, or an order of relief is entered against the Company or any of its Subsidiaries as debtor under the Bankruptcy Laws as are now or hereafter in effect;

(vii)           the Company or any of its Subsidiaries breaches any covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant, this Note, the Security Documents, or any of the other Transaction Documents and such breach continues beyond any applicable grace period;

(viii)    one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Company or any of its Subsidiaries involving, in the aggregate, liability (to the extent not covered by independent third-party insurance for which the insurance carrier has acknowledged liability) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of sixty (60) days after the entry thereof;

(ix)           there shall occur a Change of Control;

(x)           any representation, warranty, certification or statement made by the Company or any of its Subsidiaries in the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant, this Note, the Security Documents or any other Transaction Documents or in any certificate, financial statement or other document delivered pursuant to any such Transaction Document is incorrect in any material respect when made (or deemed made);

(xi)           any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on any material portion of the collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or the Company or any of its Subsidiaries shall so assert,

(xii)           the Company fails to file, or is determined to have failed to file any Periodic Report or Current Report  when required to be filed with the SEC;

(xiii)    the Common Stock is not traded on the OTC Bulletin Board or listed on a national securities exchange, or if the Common Stock has been listed on a national securities exchange, the trading of the Common Stock on such exchange or market is terminated or suspended for a period of five consecutive Trading Days or for more than an aggregate of 20 Trading Days in any 365-day period;

(xiv)    the Company’s or the Transfer Agent’s notice to any holder of this Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of this Note into Shares that is tendered in accordance with the provisions of this Note (excluding, however, a notice that relates solely to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of the dispute resolution provisions of Section 4(c)(iii), provided neither such dispute nor such notice is publicly disclosed);

(xv)    there shall occur a Conversion Failure;

(xvi)    upon the Company’s receipt or deemed receipt of a Conversion Notice, the Company not being obligated to issue Shares upon such conversion due to the provisions of Section 4;

(xvii)    the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant, this Note, the Security Documents or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, and except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least 20 days or such other cure period as may be provided therein; or

The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or law of any applicable foreign government or political subdivision thereof for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)           Remedies.  Within three (3) Business Days after the occurrence of an Event of Default, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Event of Default”) to the Holder. During the continuation of an Event of Default, at the Holder’s option, interest shall accrue at the lesser of (i) the maximum rate of interest allowed by applicable law and (ii) the rate 18% per annum (prorated for partial months), based on actual days elapsed and a 365 day year, until such Event of Default shall have been cured or waived in writing.  If an Event of Default occurs and is continuing, the Holder shall have the right, at the Holder’s option by delivery of written notice (“Notice of Redemption on Event of Default”) to the Company, to require the Company to redeem all or a portion of the Principal at a price (“Redemption Price”) equal to the greater of (i) the sum of (x) 125% of such Principal plus (y) all accrued and unpaid Interest with respect to such Principal and (ii) the product of (A) the Conversion Rate in effect at such time as the Holder delivers a Notice of Redemption at Option of Holder (as defined below), multiplied by (B) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such Event of Default; provided, however, that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 9(a) above, all amounts due hereunder shall immediately become due and payable without further action or notice.  Nothing in this Section 9 shall limit any other rights the Holder may have under this Note, the Security Documents or the other Transaction Documents.

(c)           Void Optional Redemption.  In the event that the Company does not pay the Redemption Price within five Business Days of receipt of a Notice of Redemption on Event of Default, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly return this Note (to the extent this Note has been previously delivered to the Company), in whole or any portion thereof, to the Holder, by sending written notice thereof to the Company via facsimile (the “Void Optional Redemption Notice”).  Upon the Company’s receipt of such Void Optional Redemption Notice, (i) the acceleration pursuant to Section 9(b) shall be null and void with respect to the portion of this Note subject to such Void Optional Redemption Notice, (ii) the Company shall promptly return the portion of this Note (to the extent this Note has been previously delivered to the Company) subject to such Void Optional Redemption Notice, and (iii) the Conversion Price with respect to all of the Principal shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on and including the date on which this Note became due under Section 9(b) and ending on and including the date on which the Void Optional Redemption Notice is delivered to the Company.

(10)           Change in the Terms of the Note.  The written consent of the Company and the Holder shall be required in order to effect any amendment, waiver or other modification of this Note.

(11)           Lost or Stolen Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert this Note in its entirety into Shares as permitted hereunder.

(12)           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under the Securities Purchase Agreement and the other Security Documents, and Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(13)           Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the parties to the Securities Purchase Agreement and shall not be construed against any Person as the drafter hereof.

(14)           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(15)           Notice.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

(16)           Transfer of this Note.  The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with applicable Securities Laws (if applicable) and the provisions of the Securities Purchase Agreement without the consent of the Company.  Notwithstanding anything to the contrary contained in this Section 16, each such assignee or transferee, upon becoming a Holder hereunder, acknowledges that it is bound by the terms and conditions of Section 5.12 of the Security Agreement and agrees to, promptly upon the request of the Collateral Agent, deliver to Collateral Agent a written Joinder to the Security Agreement and other Security Documents.

(17)           Payment of Collection, Enforcement and Other Costs.  Without limiting the provisions of the Securities Purchase Agreement and the other Transaction Documents, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements of outside counsel based on actual time billed at customary rates.

(18)           Cancellation.  After all principal and other amounts at any time owed under this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(19)           Note Exchangeable for Different Denominations.  Subject to Section 3(b), in the event of a conversion, a Company Alternative Redemption or a mandatory or scheduled payment of less than all of the Principal pursuant to the terms hereof, the Company shall, upon the request of Holder and tender of this Note promptly cause to be issued and delivered to the Holder, a new Note of like tenor representing the remaining Principal that has not been so converted or repaid.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender.  The date the Company initially issued this Note shall be the “Issuance Date” hereof regardless of the number of times a new Note shall be issued.

(20)            [Intentionally Omitted]

(21)           Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Security Documents, the Securities Purchase Agreement and the other Transaction Documents.

(22)           Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York (Borough of Manhattan), New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(23)           Effect of Redemption or Conversion.  Upon payment of the Company Alternative Redemption Price in accordance with the terms hereof with respect to any portion of the Principal of this Note, or delivery of Shares upon conversion of any portion of the Principal in accordance with the terms hereof, such portion of the Principal of this Note shall be deemed paid in full and shall no longer be deemed outstanding for any purpose.

(24)           Further Assurances.  The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

(25)           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any Bankruptcy Law, U.S. state or federal law, the laws of any foreign government or any political subdivision thereof, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(26)           Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Note, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation.

(27)           Signatures.  In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.  At the request of any party each other party shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

(28)           Replacement of Prior Agreement.  This Note, the other Transaction Documents and the transactions consummated hereby and thereby are issued, executed and delivered as, and hereby shall constitute and be deemed to be, a replacement for, and an increase of (and not a novation of or an accord and satisfaction of), that certain financing transaction consummated by the Company with NCIM Capital Limited pursuant to that certain Convertible Secured Note Terms and Conditions Dated on or about July 3, 2007, between NCIM Capital Limited and the Company (as amended, collectively, the “Prior Agreement”) pertaining to a certain US$500,000 loan convertible into common stock of the Company pursuant to the terms of such Prior Agreement.  All agreements pertaining to the Prior Agreement are hereby amended and restated in their entirety in this Note and the other Transaction Documents.

[ Remainder of Page Intentionally Left Blank; Signature Page Follows ]

IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the year and date first above written.

GULF WESTERN PETROLEUM CORPORATION

By:	/s/ Donald L. Sytsma
Name:	Donald L. Sytsma
Title:	CFO

Signature Page to NCIM Promissory Note

EXHIBIT A
GULF WESTERN PETROLEUM CORPORATION
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of GULF WESTERN PETROLEUM CORPORATION, a Nevada corporation (the “Company”), in the original principal amount of $500,000.  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:__________

Aggregate Conversion Amount to be converted :________________________

Principal, applicable thereto, to be converted:___________________________

Please confirm the number of shares of Common Stock to be issued:______________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:____________________________________________________________

Facsimile Number:____________________________________________________

Authorization:_________________________

By:___________________________

Title:__________________________

Dated:_______________________________

DTC Participant Number and Name (if electronic book entry transfer):_____________

Account Number  (if electronic book entry transfer):___________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Nevada Agency and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________ ___, 200__ from the Company and acknowledged and agreed to by Nevada Agency and Trust Company.

GULF WESTERN PETROLEUM CORPORATION

By:
Name:
Title: